EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated October 2, 2000, accompanying the consolidated financial statements included in the Annual Report of SI Technologies, Inc. and subsidiaries on Form 10-KSB for the year ended July 31, 2000. We hereby consent to the incorporation by reference of said report in the Registration Statement of SI Technologies, Inc. in Form S-8 (File No. 2-92865, effective August 6, 1984) and Form S-3 (File No. 333-60421, effective September 14, 1998).

/s/ GRANT THORNTON LLP

Irvine, California
October 20, 2000